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                                                                    EXHIBIT 99.1


FOR IMMEDIATE RELEASE

Contact:          Mexican Restaurants, Inc.
                  Andrew J. Dennard
                  (713) 943-7574

                            MEXICAN RESTAURANTS, INC.
                  ANNOUNCES UPDATE ON SHAREHOLDER VALUE EFFORTS
                                  (NASDAQ:CASA)

Houston, Texas (October 2, 2001) Mexican Restaurants, Inc. Chairman Louis P. Neeb today announced the current status of the Company's efforts to enhance shareholder value.

Mr. Neeb stated that, "Along with the Company's financial advisor, First Tennessee Securities Corporation, we are continuing to evaluate indications of interest received regarding the possible acquisition of all or a part of the Company. These conversations are being held on a confidential basis, and include several parties including Wyndcrest Holdings."

Mr. Neeb further stated that, "We have no time table for final resolution of these conversations, but would expect them to be completed within the next several months." He added, "This time table has been extended from our previous plans because of recent new indications of interest."

Mexican Restaurants, Inc. operates and franchises 88 Mexican restaurants. The current system includes 53 Company-operated restaurants and 35 franchisee-operated restaurants.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Form 10-Q contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: accelerating growth strategy; dependence on executive officers; geographic concentration; increasing susceptibility to adverse conditions in the region; changes in consumer tastes and eating habits; national, regional or local economic and real estate conditions; demographic trends; inclement weather; traffic patterns; the type, number and location of competing restaurants; inflation; increased food, labor and benefit costs; the availability of experienced management and hourly employees; seasonality and the timing of new restaurant openings; changes in governmental regulations; dram shop exposure; and other factors not yet experienced by the Company. The use of words such as "believes", "anticipates", "expects", "intends" and similar expressions are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Readers are urged to carefully review and consider the various disclosures made by the Company in this report and in the Company's Annual Report and Form 10-K for the fiscal year ended January 2, 2000, that attempt to advise interested parties of the risks and factors that may affect the Company's business.